Exhibit 10.1

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of March 23, 2012 (together with all annexes, exhibits and schedules hereto, this “Fourth Amendment”), is entered into by and among BROAD STREET FUNDING LLC, a Delaware limited liability company (the “Borrower”), and DEUTSCHE BANK AG, NEW YORK BRANCH (“DBNY”) as Administrative Agent (in such capacity, the “Administrative Agent”) and as a lender and Healthcare of Ontario Pension Plan (“HOOPP”) as a lender (DBNY, HOOPP and each other Lender party to the Credit Agreement from time to time, the “Lenders” and each a “Lender”). Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement described below.

RECITALS:

A. The Borrower and DBNY are parties to a Credit Agreement dated as of March 10, 2010 by and among the Borrower and DBNY as Administrative Agent and as a Lender, (i) as amended pursuant to that First Amendment to Credit Agreement and to Security Agreement dated as of July 13, 2010, (ii) as further amended pursuant to that Second Amendment to Credit Agreement dated as of November 10, 2010 and (iii) as amended and restated pursuant to that Third Amendment to Credit Agreement dated as of January 28, 2011 (the credit agreement, as amended and amended and restated prior to the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Fourth Amendment, the “Amended Credit Agreement”).

B. HOOPP and DBNY are party to an Assignment and Assumption Agreement, dated as of January 28, 2011 pursuant to which DBNY irrevocably assigned $100,000,000 of its Tranche C Commitment to HOOPP.

C. The parties hereto desire, among other things, to (i) provide for an increased commitment of $40,000,000 in the form of a Tranche C Commitment (such that, upon the effectiveness of this Fourth Amendment, the total Tranche C Commitment shall be equal to $140,000,000), (ii) extend the Scheduled Commitment Termination Date, (iii) amend the Applicable Margin and Additional Margin Requirements, (iv) revise the types of Fund Investments that will constitute Excluded Investments and (v) make certain other related amendments that are set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Amendment of Credit Agreement. Effective as of the date hereof, the Credit Agreement is hereby amended as follows:

(a) Section 7.01(f) of the Credit Agreement is hereby replaced in its entirety with the following:

Excluded Investments. The Borrower (i) purchases an Excluded Investment enumerated in clauses (ix) and (xii) of the definition of Excluded Investments and fails to dispose of such Excluded Investment within five (5) Business Days (A) after obtaining knowledge thereof or (B) earlier, if using reasonable inquiry, would have obtained such knowledge or (ii) purchases an Excluded Investment enumerated in clauses (i), (xxi) or (xxii) of the definition of Excluded Investments; provided that subject to the limitations set forth in Section 6.02(q) (Purchases and Sales of Fund Investments), this (f) shall not prohibit, and it shall not be an Event of Default as a result of, the Borrower acquiring and holding any Excluded Investment that the Borrower receives in connection with the workout or restructuring of any Fund Investment.

(b) The following definitions are hereby added to Annex I to the Credit Agreement in the applicable alphabetical location:

“Fourth Amendment Closing Date” means March 23, 2012.

“Setup Fee Agreement 2012” means the Fee Letter entered into as of the Fourth Amendment Closing Date between the Borrower and the Administrative Agent.

(c) The following definitions in Annex I to the Credit Agreement are hereby replaced in their entirety by the following:

“Applicable Margin” means with respect to all outstanding Loans provided by the Lenders, 1.50% per annum.

“Commitment Fee” means, for any day, 0.75% multiplied by the Unused Amount for such day multiplied by a fraction for which the numerator is 1 and the denominator is 360.

“Make Whole Fee” means with respect to any reduction in the Maximum Commitment, the product of (a) 0.75% multiplied by (b) the Commitment Reduction Amount multiplied by (c) the number of days remaining until the Scheduled Commitment Termination Date, divided by (c) 360, less (d) any Make Whole Fee Rebate; provided that in no event shall the Make Whole Fee be less than zero.

“Make Whole Fee Rebate” means (a) if the Borrower exercises its right to reduce or terminate the Commitment (on whole or in part) in order to enter into a CDO transaction with the Global Markets Structuring Group of Deutsche Bank whereby (some or all of) the Fund Investments are sold or transferred to such CDO (as confirmed in writing by the Global Markets Structuring Group of Deutsche Bank) and DBNY’s Credit Structuring Group has acted as lead structuring agent or lead placement agent (“lead” shall be defined to include having “left” placement in any and all marketing materials or other documentation), the product of (i) the market value of the Collateral sold or transferred by the Borrower to such CDO (excluding the amount of any “equity” tranche thereof) and (ii) 0.25%, and (b) otherwise, zero.

“Maximum Commitment” means, (a) at any date of determination prior to the Commitment Termination Date, the lesser of (x) $380,000,000 or (y) such lesser amount remaining following any reduction of the Maximum Commitment in accordance with Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment) or Section 2.04 (Tranche B Commitment Reduction and Conversion) and (b) on and after the Commitment Termination Date, zero.

“Payment Date” means the 20th day of each February, May, August and November of each calendar year (or, if such date is not a Business Day, then the next following Business Day), commencing on May 20, 2012.

“Scheduled Commitment Termination Date” means the first anniversary of the Fourth Amendment Closing Date.

“Setup Fee” means the fee set forth in the Setup Fee Agreement 2012.

“Tranche C Commitment” means $140,000,000 (as adjusted for any reductions of the Tranche C Commitment due to a corresponding reduction of the Maximum Commitment pursuant to Section 2.02 (Voluntary Reductions or Termination of the Maximum Commitment); provided that on and after the Commitment Termination Date the Tranche C Commitment shall be zero.

(d) The following definitions in Section 1 of Annex II to the Credit Agreement are hereby replaced in their entirety by the following:

“Base Margin Requirement” means, as of any date of determination and prior to the occurrence and continuation of a Net Asset Value Floor Event, (a) with respect to any Cash or Cash Equivalent, the percentage specified in Annex II-A-1, (b) with respect to any Bank Loan, the percentage specified in Annex II-A-2, determined based upon the Spread To Maturity, Outstanding Facility Size and Number of Pricing Sources for such Bank Loan and (c) with respect to any Corporate Bond Security which has (i) a Credit Spread less than or equal to 20.00%, the percentage specified in Annex II-A-3 and (ii) a Credit Spread greater than 20.00% and a maturity less than one year, the percentage specified in Annex II-A-4, in the case of each of clauses (i) and (ii), determined based upon the Spread to Maturity and Maturity for such Corporate Bond Security.

“Additional Margin Requirement” means, as of any date of determination and prior to the occurrence and continuation of a Net Asset Value Floor Event, with respect to each Fund Investment, the sum of each of the following (where applicable):

(i) in the case of a Bank Loan that has a Principal Balance greater than $5 million, the percentage specified in Annex II-B-1, determined based upon the Principal Balance, Outstanding Facility Size and Number of Pricing Sources for such Bank Loan;

(ii) the greater of (A) or (B), where (A) and (B) are as follows:

(A) in the case of Bank Loans of a single Obligor (when summing up the Obligor concentration across the entire portfolio), together with the Corporate Bond Securities of such Obligor, which Bank Loans and Corporate Bond Securities, collectively, have an aggregate Market Value which exceeds 5% of the aggregate Market Value of all Eligible Investments, the percentage specified in Annex II-B-2, determined based upon such Bank Loan’s Market Value; and

(B) in the case of a Bank Loan that has an Obligor Industry whereby the aggregate Market Value of all Eligible Investments that have been categorized with such Approved Industry exceeds 25% of the aggregate Market Value of all Eligible Investments, the percentage specified in Annex II-B-3, determined based upon the aggregate Market Value of all Eligible Investments categorized with such Approved Industry;

(iii) in the case of a Bank Loan that has a Principal Balance greater than 5% of the Outstanding Facility Size for such Bank Loan, the percentage specified in Annex II-B-4, determined based upon the Principal Balance of such Bank Loan;

(iv) in the case of a Covenant-Lite Loan or Second Lien Loan (collectively, the “Annex II-B-5 Investments”), if the aggregate Market Value of all Annex II-B-5 Investments exceeds 10% of the aggregate Market Value of all Eligible Investments, the percentage specified in Annex II-B-5, determined based upon the aggregate Market Value of all Annex II-B-5 Investments; provided that, for purposes of calculating the aggregate Market Value of the Annex II-B-5 Investments, the following Loans shall be excluded: (x) all Covenant-Lite Loans, satisfying each of the following criteria: (A) the

Outstanding Facility Size is greater than $400,000,000, (B) the Number of Pricing Sources equals five or more (or, if the lead arranger for such Covenant-Lite Loan is an Approved Bank, the Number of Pricing Sources equals four or more), (C) the issuance date is after December 31, 2009, (D) the Principal Balance is less than $20,000,000, and (E) the aggregate Market Value of all Covenant-Lite Loans is less than 50% of the aggregate Market Value of all Eligible Investments and (y) all Second Lien Loans satisfying each of the following criteria: (A) the Outstanding Facility Size is greater than $300,000,000, (B) the Number of Pricing Sources equals five or more (or, if the lead arranger for such Second Lien Loan is an Approved Bank, the Number of Pricing Sources equals four or more), (C) the Principal Balance is less than $20,000,000, and (D) the aggregate Market Value of all Second Lien Loans is less than 33% of the aggregate Market Value of all Eligible Investments.

(v) in the case of each Corporate Bond Security which has an issue size less than $200,000,000, the percentage specified in Annex II-C-1, determined based upon the Principal Balance of such Corporate Bond Security;

(vi) in the case of a Corporate Bond Security that has a Principal Balance greater than 5% of the Outstanding Facility Size for such Corporate Bond Security, the percentage specified in Annex II-C-2, determined based upon the Principal Balance of such Corporate Bond Security;

(vii) in the case of a Corporate Bond Security where the Number of Pricing Sources for such Corporate Bond Security equals two, the percentage specified in Annex II-C-3;

(viii) in the case of Corporate Bond Securities of a single Obligor (when summing up the Obligor concentration across the entire portfolio), together with the Bank Loans of such Obligor, which Corporate Bond Securities and Bank Loans, collectively, have an aggregate Market Value which exceeds 5% of the aggregate Market Value of all Eligible Investments, the percentage specified in Annex II-C-4, determined based upon such Corporate Bond Security’s Market Value;

(ix) in the case of a Corporate Bond Security that has been categorized with an Obligor Sector (when summing up the sector concentration across the entire portfolio) whereby the aggregate Market Value of all Eligible Investments that have been categorized with such Approved Sector exceeds 25% of the aggregate Market Value of all Eligible Investments, the percentage specified in Annex II-C-5, determined based upon the aggregate Market Value of all Eligible Investments categorized with such Approved Sector; and

(x) in the case of Eligible Refinancing Paper with an aggregate Market Value in excess of 5% of the aggregate Market Value of all Eligible Investments, 100%.

provided that for the avoidance of doubt, all Additional Margin Requirements, except for the Additional Margin Requirement described in paragraph (ii) (where only (A) or (B) but not both shall apply), shall be independently measured and, in the event that more than one of paragraphs (i) through (x) herein apply to any Fund Investment, the Additional Margin Requirement for such Fund Investment shall be the sum of each applicable Additional Margin Requirement.

(e) The following definition in Section 2 of Annex II to the Credit Agreement is hereby replaced in its entirety by the following:

“Excluded Investments” means (without duplication):

(i) Fund Investments to the extent that they (a) are not subject to a perfected security interest in favor of the Administrative Agent or (b) are subject to any Liens (other than Permitted Liens) or (c) have been acquired other than in compliance with the Collateral Transaction Procedures (or, in each case, applicable written waiver thereof by the Administrative Agent);

(ii) Excess Fund Investments;

(iii) Fund Investments denominated in any currency other than Dollars;

(iv) Bank Loans and Corporate Bond Securities which have a Market Value in excess of 25% of the aggregate Market Value of all Eligible Investments;

(v) Bank Loans and Corporate Bond Securities which have a Principal Balance greater than 50% of the Outstanding Facility Size for such Bank Loan or Corporate Bond Security;

(vi) in the case where the aggregate Market Value of all Covenant-Lite Loans is in excess of 50% of the aggregate Market Value of all Eligible Investments, then the portion of such Covenant-Lite Loans that exceeds 50% of the aggregate Market Value of all Eligible Investments;

(vii) Bank Loans or Corporate Bond Securities for which, on any date of determination, (i) the Number of Pricing Sources is equal to or less than one, (ii) solely in the case Bank Loans that would have otherwise constituted Eligible Refinancing Paper if they had the requisite Number of Pricing Sources, the Number of Pricing Sources is less than one or (iii) (a) if the Market Value Price of such Bank Loan or Corporate Bond Security, as applicable, is less than 85% of par, the Maximum Number of Price Indications for such date of determination is less than one, or (b) if the Market Value Price of such Bank Loan or Corporate Bond Security, as applicable, is greater than or equal to 85% of par, the Maximum Number of Price Indications for such date of determination and the immediately preceding date of determination is less than one; provided, however, that any such Bank Loan or Corporate Bond Security shall not constitute an Excluded Investment on the basis of this clause (vii) if the Administrative Agent or an Affiliate of the Administrative Agent makes an active market in such Bank Loan or Corporate Bond Security;

(viii) any Bank Loan where (a) the Number of Pricing Sources equals two and (b) such Bank Loan is not an Acceptable Two Source Loan;

(ix) Fund Investments which have an Obligor Country that does not fall within the definition of Designated Country;

(x) Fund Investments which have an Obligor that is a special purpose vehicle or other similar entity that is not a corporation, limited liability company or other corporate entity.

(xi) Fund Investments which have an Obligor that derives a majority of its revenue from emerging market countries;

(xii) Fund Investments which have an Obligor Industry that does not fall within the definition of Approved Industry;

(xiii) all Subordinated Loans;

(xiv) all Bridge Loans;

(xv) all PIK Loans;

(xvi) Bank Loans that have a price below 60% of par;

(xvii) Corporate Bond Securities that have a price below 30% of par;

(xviii) Bank Loans which have an Outstanding Facility Size of less than $150,000,000;

(xix) Bank Loans or Corporate Bond Securities that have a par or principal amount greater than $40,000,000;

(xx) any Equity Security;

(xxi) all Lender Affiliate Securities;

(xxii) Fund Investments in amounts less than the minimum transfer increments or minimum holding increments thereof;

(xxiii) unless otherwise agreed to in writing by the Administrative Agent (which may be in the form of an email), Revolving Loans and Delayed Drawdown Loans; provided that (a) the funded portion (which may be 100%) of any Funded Delayed Drawdown Loan and (b) Fully Pre-funded Revolving Loans shall not be Excluded Investments;

(xxiv) Synthetic Letters of Credit for which the applicable administrative agent is not an Approved Bank;

(xxv) Cash and Cash Equivalents on deposit in the Revolving Loan Collateral Sub-account;

(xxvi) Cash and Cash Equivalents included in the cash reserve specified in Section 6.02(k)(ii) (Payment of Management Fees); and

(xxvii) any investment not included in the definition of “Fund Investments” unless the Administrative Agent has expressly consented in writing to treating such investment as a Fund Investment and communicated Base Margin Requirements for such financial asset, in writing to the Borrower and the Manager.

(f) The following definition is hereby added into Section 2 of Annex II to the Credit Agreement in the applicable alphabetical location:

“Eligible Refinancing Paper” means any Bank Loan for which (i) the Number of Pricing Sources is greater than or equal to one (in which case, for the purposes of Base Margin Requirement and Additional Margin Requirement, the relevant pricing source for such Bank Loan shall count as two); (ii) the borrower under such Bank Loan has publicly announced a plan of refinancing under which the loan will be repaid in full such that it will cease to exist following such refinancing (as verified in a publicly available source delivered by the Borrower to the Administrative Agent) within 90 days of the date of such announcement, (iii) the Market Value Price of such Bank Loan remains above 90% of par value; and (iv) the Administrative Agent has received at least two business days’ prior written notice from the Borrower identifying the relevant Bank Loan as Eligible Refinancing Paper.

(g) The beginning portion of the definition of “Portfolio Limitation” appearing immediately prior to the words “The Administrative Agent shall have sole and absolute discretion” in Section 3 of Annex II to the Credit Agreement is hereby replaced by the following:

“Portfolio Limitation” means, as of any date of determination (determined without duplication):

(i) the aggregate Market Value of Second Lien Loans in excess of 33% of the aggregate Market Value of all Eligible Investments;

(ii) the aggregate Market Value of Non-Rated Fund Investments in excess of 20% of the aggregate Market Value of all Eligible Investments;

(iii) the aggregate Market Value of all Corporate Bond Securities with (a) a Spread To Maturity in excess of 20% and (b) a Margin Requirement less than 100%, that is in excess of 20% of the aggregate Market Value of all Eligible Investments; and

(iv) the aggregate Market Value of all Bank Loans that are Revolving Loans or Delayed Drawdown Loans in excess of 15% of the aggregate Market Value of all Eligible Investments.

(h) The following definitions are hereby added to Section 5 of Annex II to the Credit Agreement in the applicable alphabetical location:

“Acceptable Two Source Loan” means any Bank Loan (i) for which the Number of Pricing Sources equals two (2), (ii) where the lead arranger for such Bank Loan is an Approved Bank and (iii) for which, at the inclusion of such Bank Loan in the portfolio, the market value of Bank Loans and Corporate Bond Securities for which the Number of Pricing Sources equals two is less than 25% of the Aggregate Market Value for all Eligible Investments. For the avoidance of doubt, any Bank Loan for which DBNY is the sole source of the price indications shall be deemed to have a Number of Pricing Sources equal to two for purposes of this provision.

“Bridge Loan” means a Bank Loan that (a) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of an entity and (b) by its terms, is required to be repaid within twelve months of the incurrence thereof with proceeds from additional borrowings or other refinancings, and shall include, any such Bank Loan that has a term-out or other provision whereby the maturity of the indebtedness thereunder may be extended at the option of the obligor to a later date; provided that the term “Bridge Loan” shall not include any DIP Loan.

“Corporate Bond Security” means corporate bonds and other corporate debt securities, but not including Bank Loans, Non-Credit Risk Securities, Convertible Securities, Structured Finance Obligations or any security, note or other structure to the extent that the same provides synthetic exposure to the relevant corporate credit.

“Non-Rated Fund Investment” means any Fund Investment that has not been assigned a rating by either Standard & Poor’s Financial Services LLC or Moody’s Investors Service, Inc.

“Subordinated Loan” means (i) any loan (other than a Second Lien Loan) that is subordinated in right of payment to other indebtedness of the related obligor through a contractual, trust or other arrangement, (ii) if an obligor has any secured loan obligations in respect of which all or substantially all of its assets are subject to the security interest in question, any unsecured loan obligations of such obligor or (iii) any obligation of an obligor which is or will be subordinated in right of payment to other indebtedness of such obligor’s parent or operating company upon consolidation or merger with such entity.

(i) The definition of “Number of Pricing Sources” in Section 5 of Annex II to the Credit Agreement, is hereby replaced in its entirety with the following:

“Number of Pricing Sources” means, as of any date of determination, (i) for each Bank Loan, the arithmetic average, over the lesser number of days of (x) ten Business Days immediately preceding such date of determination, of the Maximum Number of Price Indications on each such Business Day and (y) each Business Day since such Bank Loan first traded on the secondary market and on which an Approved Pricing Service provides pricing or quotation services for such Bank Loan, of the Maximum Number of Price Indications on each such Business Day and (ii) for Corporate Bond Securities, the number of unique daily bid-side quotations that the Administrative Agent receives directly from the list of Approved Bond Dealers, except that (x) if the Administrative Agent believes in its sole discretion that quotations reported on FT Interactive Data or TRACE is duplicative of another quoting dealer, then that quote will be excluded from the calculation, and (y) if any of the quoting dealers’ 5 Year Ask CDS Spread is greater than 350 basis points, then their quotes will also be excluded from the analysis. On each date of determination, the Number of Pricing Sources shall be rounded up to the nearest whole number.

(j) The capitalized term “Security” or “Securities”, wherever it occurs in the Credit Agreement (and, for the avoidance of doubt, in any of the Annexes thereto), is replaced with the term “Corporate Bond Security” or “Corporate Bond Securities”, as applicable, other than when the capitalized word “Security” or “Securities” appears in any of the following terms: PIK Security, Security Agreement, Accreting Security, Zero Coupon Security, Equity Security, Asset-Backed Security, CDO Security, Certificated Security, Clearing Corporation Security, Uncertificated Security, Government Security, Employee Retirement Income Security Act, Lender Affiliate Security, Convertible Security or Non-Credit Risk Security.

(k) Each of clauses (a), (f) and (g) of Section 9.13 of the Credit Agreement is hereby amended by inserting the words “with a Commitment or outstanding Loan, in each case, greater than zero;” immediately after the words “consent of each Lender”.

(l) Annex II-A-2 to the Credit Agreement is deleted and replaced by Annex II-A-2 to this Fourth Amendment.

(m) Annex II-A-3 to the Credit Agreement is deleted and replaced by Annex II-A-3 to this Fourth Amendment.

(n) Annex II-A-4 to this Fourth Amendment is hereby added as Annex II-A-4 to the Credit Agreement.

(o) Annex II-B-1 to the Credit Agreement is deleted and replaced by Annex II-B-1 to this Fourth Amendment.

(p) Annex II-B-2 to the Credit Agreement is deleted and replaced by Annex II-B-2 to this Fourth Amendment.

(q) Annex II-B-3 to the Credit Agreement is deleted and replaced by Annex II-B-3 to this Fourth Amendment.

(r) Annex II-B-4 to the Credit Agreement is deleted and replaced by Annex II-B-4 to this Fourth Amendment.

(s) Annex II-B-5 to the Credit Agreement is deleted and replaced by Annex II-B-5 to this Fourth Amendment.

(t) Annex II-B-6 to the Credit Agreement is deleted.

(u) Annex II-B-7 to the Credit Agreement is deleted.

(v) Annex II-C-1 to the Credit Agreement is deleted and replaced by Annex II-C-1 to this Fourth Amendment.

(w) Annex II-C-2 to the Credit Agreement is deleted and replaced by Annex II-C-2 to this Fourth Amendment.

(x) Annex II-C-3 to the Credit Agreement is deleted and replaced by Annex II-C-3 to this Fourth Amendment.

(y) Annex II-C-4 to the Credit Agreement is deleted and replaced by Annex II-C-4 to this Fourth Amendment.

(z) Annex II-C-5 to this Fourth Amendment is hereby added as Annex II-C-5 to the Credit Agreement.

(aa) Exhibit B to the Credit Agreement is deleted and replaced by Exhibit B to this Fourth Amendment.

(bb) Number 4 of Exhibit C to the Credit Agreement is deleted and replaced by the following and the existing number 4 of Exhibit C is renumbered as number 5:

“4.	Type of Loan: Type of Loan: [Tranche A Loan] [Tranche B Loan] [Tranche C Loan]”

(cc) Schedule 4 to the Credit Agreement is deleted and replaced by Schedule 4 to this Fourth Amendment.

Section 2. Conditions Precedent. It shall be a condition precedent to the effectiveness of this Fourth Amendment that each of the following conditions are satisfied:

(a) Agreements. The Administrative Agent shall have received executed counterparts of this Fourth Amendment duly executed and delivered by an Authorized Representative of the Borrower.

(b) Evidence of Authority. The Administrative Agent shall have received:

(1) a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), dated the Fourth Amendment Closing Date, as to:

(i) the authority of the Borrower to execute and deliver this Fourth Amendment and to perform its obligations under the Amended Credit Agreement, the Notes, and each other Credit Document executed by it, in each case as amended by this Fourth Amendment and each other instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith and therewith;

(ii) the authority and signatures of those Persons authorized on behalf of the Borrower to execute and deliver this Fourth Amendment and the other Credit Documents to be executed and delivered in connection with this Fourth Amendment and to act with respect to this Fourth Amendment and each other Credit Document executed or to be executed by the Borrower, upon which certificate each Lender, including each assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Borrower canceling or amending such prior certificates; and

(iii) the absence of any changes in the Organic Documents of the Borrower since the copies delivered in connection with the closing of the Third Amendment to Credit Agreement; and

(2) such other instruments, agreements or other documents (certified if requested) as the Administrative Agent may reasonably request.

(c) Notes. Each Lender shall have received a Note (including a Schedule 1 for such Note that is accurate as of the Fourth Amendment Closing Date) substantially identical to Exhibit B hereto duly executed and delivered by an Authorized Representative of the Borrower. Upon each Lenders’ receipt of such Note, each Lender shall promptly return to the Borrower the Note delivered by the Borrower to such Lender in connection with the transactions consummated on the Third Amendment Closing Date.

(d) The Administrative Agent shall have received a certificate of an Authorized Representative of the Borrower and a Responsible Officer (which could be the same person as the Authorized Representative), in each case on behalf of the Borrower dated as of the Fourth Amendment Closing Date, in form and substance reasonably satisfactory to the Administrative Agent (which shall be deemed to have been given under the Credit Agreement), to the effect that, as of such date:

(1) all conditions set forth in this Section 2 (CONDITIONS PRECEDENT) have been fulfilled;

(2) all representations and warranties of the Borrower set forth in Article 5 of the Credit Agreement (REPRESENTATIONS AND WARRANTIES) are true and correct in all material respects as if made on the Fourth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date);

(3) all representations and warranties set forth in each of the Collateral Documents are true and correct in all material respects as if made on the Fourth Amendment Closing Date (unless expressly made as of a certain date, in which case it shall be true and correct in all material respects as of such date); and

(4) no Default or Event of Default shall be continuing.

(e) Opinions of Counsel. The Administrative Agent shall have received a customary opinion letter, dated as of the Fourth Amendment Closing Date and addressed to the Lenders and the Administrative Agent, from Dechert LLP, counsel to the Borrower, the Manager and FB Income, which shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders.

(f) Manager Letter. The Administrative Agent shall have received from the Manager a letter in the form of Exhibit G hereto addressed to the Administrative Agent amending and restating the Manager Letter entered into in connection with the Credit Agreement.

(g) Equity Owner Letter. The Administrative Agent shall have received from the Equity Owner a letter in the form of Exhibit H hereto addressed to the Administrative Agent amending and restating the Equity Owner Letter entered into in connection with the Credit Agreement.

(h) FB Income Letter. The Administrative Agent shall have received from FB Income a letter in the form of Exhibit I hereto addressed to the Administrative Agent amending and restating the FB Income Letter entered into in connection with the Credit Agreement.

(i) Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of the Lenders, as the case may be, all fees, costs and expenses then due and payable to it under the Credit Agreement.

(j) Federal Reserve Form U-1. Each Lender shall have received a Federal Reserve Form U-1 duly completed and executed by the Borrower and the relevant Lender reflecting the Maximum Commitment as amended by this Fourth Amendment.

(k) After giving effect to any requested Borrowing on the Fourth Amendment Closing Date (1) the aggregate principal amount of all Loans outstanding will not exceed the Maximum Commitment and (2) the Overcollateralization Test is satisfied.

(l) Satisfactory Legal Form. All limited liability company and other actions or proceedings taken or required to be taken in connection with the transactions contemplated hereby and all agreements, instruments, documents and opinions of counsel executed, submitted, or delivered pursuant to or in connection with this Fourth Amendment by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel; all certificates and opinions delivered pursuant to this Fourth Amendment shall be addressed to the Administrative Agent and the Lenders, or the Administrative Agent and the Lenders shall be expressly entitled to rely thereon; the Administrative Agent and its counsel shall have received all information, and such number of counterpart originals or such certified or other copies of such information, as the Administrative Agent or its counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Fourth Amendment shall be reasonably satisfactory to counsel to the Administrative Agent.

Section 3. Miscellaneous.

(a) GOVERNING LAW. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

(b) Amendments, Etc. None of the terms of this Fourth Amendment may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Administrative Agent (or other applicable party thereto as the case may be), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(c) Severability. If any one or more of the covenants, agreements, provisions or terms of this Fourth Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Fourth Amendment and shall in no way affect the validity or enforceability of the other provisions of this Fourth Amendment.

(d) Counterparts. This Fourth Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

(e) Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(f) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Fourth Amendment.

(g) Entire Agreement. This Fourth Amendment constitutes a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall (together with the Amended Credit Agreement and the Security Agreement) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER

BROAD STREET FUNDING LLC, as Borrower

By:	/s/ Gerald F. Stahlecker
	Name:	Gerald F. Stahlecker
	Title:	Executive Vice President

ADMINISTRATIVE AGENT:

DEUTSCHE BANK AG, NEW YORK BRANCH as Administrative Agent

By:	/s/ Satish Ramakrishna
	Name:	Satish Ramakrishna
	Title:	Managing Director

By:	/s/ Ian Jackson
	Name:	Ian Jackson
	Title:	Director

[Signature Page to Fourth Amendment]

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Satish Ramakrishna
	Name:	Satish Ramakrishna
	Title:	Managing Director

By:	/s/ Ian Jackson
	Name:	Ian Jackson
	Title:	Director

The Commitment of Deutsche Bank AG, New York Branch, as Lender is as follows:

Type of Commitment	Amount of Commitment	Percentage of Tranche
Tranche A Commitment	$240,000,000	100%
Tranche B Commitment	$0	0%
Tranche C Commitment	$0	0%

Total Commitment	$240,000,000
Applicable Percentage	63.1578947%

[Signature Page to Fourth Amendment]

HEALTHCARE OF ONTARIO PENSION PLAN, as Lender

By:	/s/ Karen Ng
	Name:	Karen Ng
	Title:	Portfolio Manager, Derivatives & Fixed Income

By:	/s/ Marco Drumond
	Name:	Marco Drumond
	Title:	Director, Securities Lending & Collateral Management

The Commitment of Healthcare of Ontario Pension Plan, as Lender is as follows:

Type of Commitment	Amount of Commitment	Percentage of Tranche
Tranche A Commitment	$0	0%
Tranche B Commitment	$0	0%
Tranche C Commitment	$140,000,000	100%

Total Commitment	$140,000,000
Applicable Percentage	36.8421052%

[Signature Page to Fourth Amendment]